SUB-ITEM 77Q1(a): Copies of any material
amendments to the registrant's charter or by-laws.
THE SINGAPORE FUND, INC.
By-Laws
As Amended, March 7, 1991
ARTICLE I
Stockholders
	Section 1.	Place of Meeting.  All
meetings of the stockholders shall be held at the
principal office of the Corporation in the State of
Maryland or at such other place within the United
States as may from time to time be designated by
the Board of Directors and stated in the notice of
such meeting.
	Section 2.	Annual Meetings.  The
annual meeting of the stockholders of the
Corporation shall be held during the month of June,
or such other month as the Board of Directors may
select, in each year, on such date and at such hour
as may from time to time be designated by the
Board of Directors and stated in the notice of such
meeting, for the purpose of electing directors for
the ensuing year and for the transaction of such
other business as may properly be brought before
the meeting.
	Section 3.	Special or Extraordinary
Meetings.  Special or extraordinary meetings of the
stockholders for any purpose or purposes may be
called by the Chairman, the President or a majority
of the Board of Directors, and shall be called by the
Secretary upon receipt of the request in writing
signed by stockholders holding not less than 25% of
the common stock issued and outstanding and
entitled to vote thereat.  Such request shall state
the purpose or purposes of the proposed meeting.
The Secretary shall inform such stockholders of the
reasonably estimated costs of preparing and mailing
such notice of meeting and upon payment to the
Corporation of such costs, the Secretary shall give
notice stating the purpose or purposes of the
meeting as required in this Article and By-Law to all
stockholders entitled to notice of such meeting.  No
special meeting need be called upon the request of
the holders of shares entitled to cast less than a
majority of all votes entitled to be cast at such
meeting to consider any matter which is
substantially the same as a matter voted upon at
any special meeting of stockholders held during the
preceding twelve months.
	Section 4.	Notice of Meetings of
Stockholders.  Not less than ten days' and not more
than ninety days' written or printed notice of every
meeting of stockholders, stating the time and place
thereof (and the general nature of the business
proposed to be transacted at any special or
extraordinary meeting), shall be given to each
stockholder entitled to vote thereat by leaving the
same with such stockholder or at such stockholder's
residence or usual place of business or by mailing it,
postage prepaid, and addressed to such stockholder
at such stockholder's address as it appears upon the
books of the Corporation.  If mailed, notice shall be
deemed to be given when deposited in the United
States mail addressed to the stockholder as
aforesaid.
	No notice of the time, place or purpose of
any meeting of stockholders need be given to any
stockholder who attends in person or by proxy or to
any stockholder who, in writing executed and filed
with the records of the meeting, either before or
after the holding thereof, waives such notice.
	Section 5.	Record Dates.  The Board of
Directors may fix, in advance, a date not exceeding
ninety days preceding the date of any meeting of
stockholders, any dividend payment date or any
date for the allotment of rights, as a record date for
the determination of the stockholders entitled to
notice of and to vote at such meeting or entitled to
receive such dividends or rights, as the case may be;
and only stockholders of record on such date shall
be entitled to notice of and to vote at such meeting
or to receive such dividends or rights, as the case
may be.  In the case of a meeting of stockholders,
such date shall not be less than ten days prior to the
date fixed for such meeting.
	Section 6.	Quorum, Adjournment of
Meetings.  The presence in person or by proxy of
the holders of record of a majority of the shares of
the common stock of the Corporation issued and
outstanding and entitled to vote thereat shall
constitute a quorum at all meetings of the
stockholders except as otherwise provided in the
Articles of Incorporations.  If, however, such
quorum shall not be present or represented at any
meeting of the stockholders, the holders of a
majority of the stock present in person or by proxy
shall have power to adjourn the meeting from time
to time, without notice other than announcement at
the meeting, until the requisite amount of stock
entitled to vote at such meeting shall be present.  At
such adjourned meeting at which the requisite
amount of stock entitled to vote thereat shall be
represented any business may be transacted which
might have been transacted at the meeting as
originally notified.
	Section 7.	Voting and Inspectors.  At
all meetings, stockholders of record entitled to vote
thereat shall have on vote for each share of
common stock standing in his name on the books of
the Corporation (and such stockholders of record
holding fractional shares, if any, shall have
proportionate voting rights) on the date for the
determination of stockholders entitled to vote at
such meeting, either in person or by proxy
appointed by instrument in writing subscribed by
such stockholder or his duly authorized attorney.
	All elections shall be had and all questions
decided by a majority of the votes cast at a duly
constituted meeting, except as otherwise provided
by statute or by the Articles of Incorporation or by
these By-Laws.
	At any election of Directors, the Chairman
of the meeting may, and upon the request of the
holders of ten per cent (10%) of the stock entitled to
vote at such election shall, appoint two inspectors
of election who shall first subscribe an oath or
affirmation to execute faithfully the duties of
inspectors at such election with strict impartiality
and according to the best of their ability, and shall
after the election make a certificate of the result of
the vote taken.  No candidate for the office of
Director shall be appointed such Inspector.
	Section 8.	Conduct of Stockholders'
Meetings.  The meetings of the stockholders shall be
presided over by the Chairman, or if he is not
present, by the President, or if he is not present, by
a Vice-President, or if none of them is present, by a
Chairman to be elected at the meeting.  The
Secretary of the Corporation, if present, shall act as
a Secretary of such meetings, or if he is not present,
an Assistant Secretary shall so act; if neither the
Secretary not the Assistant Secretary is present,
then the meeting shall elect its Secretary.
	Section 9.	Concerning Validity of
Proxies, Ballots, etc.  At every meeting of the
stockholders, all proxies shall be received and taken
in charge of and all ballots shall be received and
canvassed by the Secretary of the meeting, who
shall decide all questions touching the qualification
of voters, the validity of the proxies and the
acceptance or rejection of votes, unless inspectors
of election shall have been appointed by the
Chairman of the meeting, in which event such
inspectors of election shall decide all such
questions.
	Section 10.	Action without Meeting.
Any action to be taken by stockholders may be
taken without a meeting if (1) all stockholders
entitled to vote on the matter consent to the action
in writing, (2) all stockholders entitled to notice of
the meeting but not entitled to vote at it sign a
written waiver of any right to dissent and (3) said
consents and waivers are filed with the records of
the meetings of stockholders.  Such consent shall be
treated for all purposes as a vote at the meeting.
ARTICLE II
Board of Directors
	Section 1.	Number and Tenure of
Office.  The business and affairs of the Corporation
shall be conducted and managed by a Board of
Directors of not more than fourteen Directors or
less than the number prescribed by the Maryland
General Corporation Law, as may be determined
from time to time by vote of a majority of the
Directors then in office.  Directors need not be
stockholders.
	Section 2.	Vacancies.  In case of any
vacancy in the Board of Directors through death,
resignation or other cause, other than an increase in
the number of Directors, a majority of the remaining
Directors, although a majority is less than a quorum,
by an affirmative vote, may elect a successor to hold
office until the next annual meeting of stockholders
or until his successor is chosen and qualifies.
	Section 3.	Increase or Decrease in
Number of Directors.  The Board of directors, by the
vote of a majority of the entire Board, may increase
the number of Directors and may elect Directors to
fill the vacancies created by any such increase in the
number of Directors until the next annual meeting
or until their successors are duly chosen and
qualified.  The Board of Directors, by the vote of a
majority of the entire Board, may likewise decrease
the number of Directors to a number not less than
the number prescribed by the Maryland General
Corporation Law.
	Section 4.	Place of Meeting.  The
Directors may hold their meetings, have one or
more offices, and keep the books of the
Corporation, outside the State of Maryland, at any
office or offices of the Corporation or at any other
palace as they may from time to time by resolution
determine, or in the case of meetings, as they may
from time to time by resolution determine or as
shall be specified or fixed in the respective notices
or waivers of notice thereof.
	Section 5.	Regular Meetings.  Regular
meetings of the Board of Directors shall be held at
such time and on such notice as the Directors may
from time to time determine.
	The annual meeting of the Board of
Directors shall be held as soon as practicable after
the annual meeting of the stockholders for the
election of Directors.
	Section 6.	Special Meetings; Waiver of
Notice.  Special meetings of the Board of Directors
may be held from time to time upon call of the
Chairman, the President, the Secretary or two or
more of the Directors, by oral or telegraphic or
written notice duly served on or sent or mailed to
each Director not less than one day before any such
meeting.  No notice need be given to any Director
who attends in person or to any Director who, in
writing executed and filed with the records of the
meeting either before or after the holding thereof,
waives such notice.  Such notice or waiver of notice
need not state the purpose or purposes of such
meeting.
	Section 7.	Quorum.  One-third of the
Directors then in office shall constitute a quorum for
the transaction of business, provided that if the
Board of Directors consists of two or more
Directors, a quorum shall in no case be less than two
Directors.  If at any meeting of the Board there shall
be less than a quorum present, a majority of those
present may adjourn the meeting from time to time
until a quorum shall have been obtained.  The act of
the majority of the Directors present at any meeting
at which there is a quorum shall be the act of the
Directors, except as may be otherwise specifically
provided by statute or by the Articles of
Incorporation or by these By-Laws.
	Section 8.	Executive Committee.  The
Board of Directors may, by the affirmative vote of a
majority of the whole Board, appoint from the
Directors an Executive Committee to consist of such
number of Directors (not less than three) as the
Board may from time to time determine.  The
Chairman of the Committee shall be elected by the
Board of Directors.  The Board of Directors by such
affirmative vote shall have the power at any time to
change the members of such Committee and may
fill vacancies in the Committee by election from the
Directors.  When the Board of Directors is not in
session, to the extent permitted by law the
Executive Committee shall have and may exercise
any or all of the powers of the Board of Directors in
the management of the business and affairs of the
Corporation.  The Executive Committee may fix its
own rules of procedure, and may meet when and as
provided by such rules or by resolution of the Board
of Directors, but in every case the presence of a
majority shall be necessary to constitute a quorum.
During the absence of a member of the Executive
Committee, the remaining members may appoint a
member of the Board of Directors to act in his place.
	Section 9.	Other Committees.  The
Board of Directors, by the affirmative vote of a
majority of the whole Board, may appoint from the
Directors other committees which shall in each case
consist of such number of Directors (not less than
two) and shall have and may exercise such powers
as the Board may determine in the resolution
appointing them.  A majority of all the members of
any such committee may determine its action and
fix the time and place of its meetings, unless the
Board of Directors shall otherwise provide.  The
Board of Directors shall have power at any time to
change the members and powers of any such
committee, to fill vacancies and to discharge any
such committee.
	Section 10.	Telephone Meetings.
Members of the Board of Directors or a committee
of the Board of Directors may participate in a
meeting by means of a conference telephone or
similar communication equipment if all persons
participating in the meeting can hear each other at
the same time.  Subject to the provisions of the
Investment Company Act of 1940, as amended,
participation in a meeting by these means
constitutes presence in person at the Meeting.
	Section 11.	Action Without a Meeting.
Any action required or permitted to be taken at any
meeting of the Board of Directors or any committee
thereof may be taken without a meeting, if a
written consent to such action is signed by all
members of the Board or of such committee, as the
case may be, and such written consent is filed with
the minutes of the proceedings of the Board or such
committee.
	Section 12.	Compensation of Directors.
No Director shall receive any stated salary or fees
from the Corporation for his services as such as if
such Director is, otherwise than by reason of being
such Director, an interested person (as such term in
defined by the Investment Company Act of 1940, as
amended) of the Corporation or of its investment
manager, investment adviser or principal
underwriter.  Except as provided in the preceding
sentence, Directors shall be entitled to receive such
compensation from the Corporation for their
services as may from time to time be voted by the
Board of Directors.  Notwithstanding anything
herein to the contrary, the Corporation may
reimburse any Director for travel expenses incurred
by such Director to the extent such expenses relate
to attendance at meetings of the Board of Directors
or any committee thereof.
ARTICLE III
Officers
	Section 1.	Executive Officers.  The
executive officers of the Corporation shall be chosen
by the Board of Directors as soon as may be
practicable after the annual meeting of the
stockholder.  These may include a Chairman (who
may be a Director) and shall include a President
(who may be a Director), one of more Vice-
Presidents (the number thereof to be determined
by the Board of Directors), a Secretary and a
Treasurer.  The Board of Directors or the Executive
Committee may also in its discretion appoint
Assistant Secretaries, Assistant Treasurers and other
officers, agents and employees, who shall have such
authority and perform such duties as the Board of
the Executive Committee may determine.  The
Board of Directors may fill any vacancy which may
occur in any office.  Any two officers, except those
of President and Vice-President, may be held by the
same person, but no officer shall execute,
acknowledge or verify any instrument in more than
one capacity, if such instrument is required by law
or these By-Laws to be executed, acknowledged or
verified by two or more officers.
	Section 2.	Term of Office.  The term of
office of all officers shall be one year and until their
respective successors are chosen and qualified.  Any
officer may be removed from office at any time with
or without cause by the vote of a majority of the
whole Board of Directors.  Any officer may resign his
office at any time by delivering a written resignation
to the Board of Directors, the President, the
Secretary, or any other Assistant Secretary. Unless
otherwise specified therein, such resignation shall
take effect upon delivery.
	Section 3.	Powers and Duties.  The
officers of the Corporation shall have such powers
and duties as generally pertain to their respective
offices, as well as such powers and duties as may
from time to time be conferred by the Board of
Directors or the Executive Committee.
	Section 4.	Surety Bonds.  The Board of
Directors may require any officer or agent of the
Corporation to execute a bond (including, without
limitation, any bond required by the Investment
Company Act of 1940, as amended, and the rules
and regulations of the Securities and Exchange
Commission) to the Corporation in such sum and
with such surety or sureties as the Board of
Directors may determine, conditioned upon the
faithful performance of his duties to the
Corporation, including responsibility for negligence
and for the accounting of any of the Corporation's
property, fund or securities that may come into his
hands.
ARTICLE IV
Capital Stock
	Section 1.	Certificates for Shares.  Each
stockholder of the Corporation shall be entitled to a
certificate or certificates for the full shares of stock
of the Corporation owned by him in such form as
the Board may from time to time prescribe.
	Section 2.	Transfer of Shares.  Shares
of the Corporation shall be transferable on the
books of the Corporation by the holder thereof in
person or by his duly authorized attorney or legal
representative, upon surrender and cancellation of
certificates, if any, for the same number of shares,
duly endorsed or accompanied by proper
instruments of assignment and transfer, with such
proof of the authenticity of the signature as the
Corporation or its agents may reasonably require; in
the case of shares not represented by certificates,
the same or similar requirements may be imposed
by the Board of Directors.
	Section 3.	Stock Ledgers.  The stock
ledgers of the Corporation, containing the names
and addresses of the stockholders and the number
of shares held by them respectively, shall be kept at
the principal offices of the Corporation or, if the
Corporation employs a Transfer Agent, at the offices
of the Transfer Agent of the Corporation.
	Section 4.	Transfer Agents and
Registrars.  The Board of Directors may from time to
time appoint or remove transfer agents and/or
registrars of transfers of shares of stock of the
Corporation, and it may appoint the same person as
both transfer agent and registrar.  Upon any such
appointment being made all certificates
representing shares of capital stock thereafter
issued shall be countersigned by one of such
transfer agents or by one of such registrars of
transfers or by both and shall not be valid unless so
countersigned.  If the same person shall be both
transfer agent and registrar, only one
countersignature by such person shall be required.
	Section 5.	Lost, Stolen or Destroyed
Certificates.  The Board of Directors or the Executive
Committee may determine the conditions upon
which a new certificate of stock of the Corporation
of any class may be issued in place of a certificate
which is alleged to have been lost, stolen or
destroyed; and may, in its discretion, require the
owner of such certificate or such owner's legal
representative to give bond, with sufficient surety,
to the Corporation and each Transfer Agent, if any,
to indemnify it and each such Transfer Agent against
any and all loss or claims which may arise by reason
of the issue of a new certificate in the place of the
one so lost, stolen or destroyed.
ARTICLE V
Corporate Seal
	The Board of Directors may provide for a
suitable corporate seal, in such form and bearing
such inscriptions as it may determine.
ARTICLE VI
Fiscal Year and Accountant
	Section 1.	Fiscal Year.  The fiscal year
of the Corporation, unless otherwise ordered by the
Board of Directors, shall begin on the first day of
November and shall end on the last day of October
in each year.
	Section 2.	Accountant.  The
Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.
ARTICLE VII
Indemnification
	The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.
ARTICLE VIII
Amendment of By-Laws
	The By-Laws of the Corporation may be
altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by stockholders.

THE SINGAPORE FUND, INC.

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        The first sentence of Article
I, Section 3 of the Amended and
Restated By-Laws of the Corporation,
be and it hereby is, amended to read
as follows:

Special or extraordinary
meetings of the
stockholders for any
purpose or purposes may be
called by the Chairman,
the President or a
majority of the Board of
Directors, and shall be
called by the Secretary
upon receipt of the
request in writing signed
by stockholders holding
not less than a majority
of the common stock issued
and outstanding and
entitled to vote thereat.

        Article II, Section 2 of the
Amended and Restated By-Laws of the
Corporation, be and it hereby is,
amended to read as follows:

In case of any vacancy in
the Board of Directors
through death, resignation
or other cause, other than
an increase in the number
of Directors, a majority
of the remaining
Directors, although a
majority is less than a
quorum, by an affirmative
vote, may elect a
successor to hold office
for the remainder of the
full term of the class of
Directors in which the
vacancy occurred.

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Article IV, Section 1 of the By-Laws of the
Corporation is hereby amended in its entirety to the following:

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      Section 1. Certificates for Shares. The
Board may authorize the Corporation to issue certificated or uncertificated shares of stock of the Corporation. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or any duly authorized officer, shall be signed by the officers of the Corporation in the manner permitted by the Maryland General Corporation
Law ("MGCL") and shall contain the
statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

ABERDEEN SINGAPORE FUND, INC.

Amendment to Amended and Restated By-Laws

March 31, 2017

Article I Section 6 of the Amended and Restated By-laws of the Corporation is hereby amended in its entirely to read as follows:

      Section 6. Quorum, Adjournment of
Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, (a) the chairman of the meeting or (b) the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.